Exhibit 14(c)

November 20, 2025

The Board of Trustees and Shareholders of Apollo Debt Solutions BDC

9 West 57th Street

New York, New York 10019

We are aware that our reports dated May 9, 2025, August 8, 2025 and November 12, 2025, on our review of interim financial information of Apollo Debt Solutions BDC appearing in Apollo Debt Solutions BDC’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 respectively, are incorporated by reference in this Pre-Effective Amendment No 1 to the Registration Statement No. 333-290222.

/s/ Deloitte & Touche LLP

New York, New York